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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                        Date of Report: November 22, 2000
                        (Date of earliest event reported)

                               NBC INTERNET, INC.
             (exact name of registrant as specified in its charter)

          DELAWARE                  000-27899           94-3333463
(State or other jurisdiction       (Commission       (I.R.S. Employer
   of incorporation or              File No.)       Identification No.)
      organization)

                                 225 BUSH STREET
                         SAN FRANCISCO, CALIFORNIA 94104
          (Address of Principal executive offices, including zip code)

                                 (415) 375-5000
              (Registrant's telephone number, including area code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On October 16, 2000, AllBusiness.com, LLC ("AllBusiness"), a wholly-owned subsidiary of NBC Internet, Inc. ("NBCi"), entered into that certain Contribution and Unit Purchase Agreement by and among AllBusiness, BigVine.com, Inc. ("BVI"), and BigVine, LLC (the "Contribution Agreement"). Pursuant to the terms of the Contribution Agreement, AllBusiness and BVI will transfer their respective assets to BigVine, LLC in exchange for limited liability company interests (the "Units") in the operating company. This transaction closed on November 22, 2000.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         On October 16, 2000, NBCi filed with the Securities and Exchange Commission on a current report on Form 8-K (the "October Form 8-K") with respect to the planned disposition of certain assets and liabilities of AllBusiness. This Current Report is being filed for the purpose of including pro forma financial information of the completed disposition and should be read in conjunction with the October Form 8-K.

         (a)      Financial Statements of Acquired Company

                  Not applicable.

         (b)      Pro Forma Disclosures

                  The following documents appear as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference:

                  NBC Internet, Inc. unaudited pro forma financial information as of September 30, 2000 and for the nine months ended September 30, 2000.

         (c)      Exhibits

                  99.1 Unaudited pro forma financial information of NBC Internet, Inc.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               NBC Internet, Inc.

Date:  December 7, 2000        By: /s/ Anthony E. Altig
                                  -------------------------------------
                                   Anthony E. Altig
                                   Chief Financial Officer